SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                         Securities Exchange Act of 1934


Date of  Report                                                    June 26, 2001


                        Commission file number 333-20525


                           SICKBAY HEALTH MEDIA, INC.
                           --------------------------
             (Exact Name of Registrant as specified in its charter)


          Utah                                                 22-2223126
------------------------                                ------------------------
(State of Incorporation)                                (IRS Identification No.)


                              510 Broadhollow Road
                            Melville, New York 11747
                                  631/694-0040
         (Registrant's Address, including ZIP Code and telephone number)

Item 1. Changes in Control of Registrant.

On June 1, 2001 Entertainment Asset Management, LLC ("EAM") acquired 8,250,000 shares of Sickbay Health Media, Inc.'s ("Company") Common Stock from Mark Basile, an officer and director of the Company at that time, for consideration of $1,000,000. Mr. Glen B. Bilbo is a director of the Company and president and sole member of EAM.

The current number of issued and outstanding shares of the Company is approximately 26,712,262. Consequently, as a result of EAM's acquisition and Mr. Bilbo's position with EAM, Mr. Bilbo is now considered a control person of the Company.

The following table sets forth, as of June 26, 2001, certain information regarding the beneficial ownership of shareholders of more than 5% of the Company's Common Stock.

                                                        Amount and
                                                        nature of
Title of      Name and address of beneficial            beneficial    Percent of
class         owner                                     ownership        class
--------      -----------------------------------       ----------    ----------

Common        Dr. Allen D. Motola (1)                   8,500,000        32%
              500 Broadhollow Road - Suite 300
              Mellville, New York 11747

Common        Entertainment Asset Management, LLC       8,250,000        31%
              1855 Racquet Club Circle
              Lawrenceville, Georgia 30043

Common        First Frontier Holdings, Inc.             4,345,000        16%
              111 Great Neck Road, Suite 200
              Great Neck, New York 11021

(1) Dr. Motola is the Company's chairman of the board and president.

                                    SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Sickbay Health Media, Inc.
                                       --------------------------
                                              (Registrant)



                                       By: /s/ ALLEN D. MOTOLA
                                           -----------------------
                                           Dr. Allen D. Motola
                                           President




Date:  June 26, 2001